Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal First Quarter 2020 Financial Results
Software Revenues Up 54%
Company Increases Full Year Revenue Outlook

SAN FRANCISCO - May 23, 2019 - Splunk Inc. (NASDAQ: SPLK), delivering actions and outcomes from the world of data, today announced results for its fiscal first quarter ended April 30, 2019.

First Quarter 2020 Financial Highlights

•	Software revenues were $265 million, up 54% year-over-year.

•	Total revenues were $425 million, up 36% year-over-year.

•	GAAP operating loss was $145 million; GAAP operating margin was negative 34.1%.

•	Non-GAAP operating loss was $7.8 million; non-GAAP operating margin was negative 1.8%.

•	GAAP loss per share was $1.04; non-GAAP income per share was $0.02.

•	Operating cash flow was $35.0 million with free cash flow of $20.1 million.

“Our customers are successful because they can unlock value from their growing data landscapes with the unique Splunk platform, and this is what fuels our strong performance,” said Doug Merritt, President and CEO, Splunk. “In Q1, we released Splunk Connected Experiences and Splunk Business Flow, new products that are part of our vision to take Splunk beyond IT and security and to bring our customers closer to their data. These products further differentiate Splunk as we strive to bring data to every question, every decision and every outcome for any organization.”

Business Highlights:

Customers:

•	Signed more than 400 new enterprise customers.

•
New and Expansion Customers Include: Brink’s, Cerner Corporation, Chipotle, City University of Hong Kong, El Corte Inglés (Spain), Entertainment One (Canada), LATAM Airlines Group (Chile), PCL Construction, Slack, SumTotal Systems, University of Alabama at Birmingham Health System, Vancouver City Savings Credit Union (Canada) and West Bend Mutual Insurance.

Corporate:

•
New Innovations Bring Customers Closer to Their Data: Splunk unveiled a wide range of new technologies including Splunk® Connected Experiences, which helps customers bring the power of data where they need it through augmented reality, Splunk Mobile and Splunk TV. Splunk Business Flow expands Splunk’s reach, enabling business operations professionals to quickly discover bottlenecks that threaten business performance and identify opportunities for improvement. Splunk also unveiled new versions of Splunk ITSI, Splunk ES, Splunk UBA, Splunk Phantom and Splunk App for Infrastructure.

•
Research Reveals Data Opportunity: Splunk released a new research report, The State of Dark Data, which found that, on average, business and IT decision makers estimate that 55 percent of their data is dark (unknown or untapped) despite widespread belief that such data is highly valuable and drives meaningful business outcomes. The report also explored how automation via AI and machine learning is believed to impact the future of jobs, and how the data opportunity is impacting career growth.

•
Employee Success Celebrated Around the Globe: Splunk was recognized for being a great place to work around the world: LinkedIn, the San Francisco Business Times, Great Place to Work Asia and Washingtonian all named Splunk as a top employer. Splunk is committed to celebrating and empowering employees to build an inclusive culture.

•
Executive and Board Appointments: The company celebrated two new additions to its executive team: Jason Child as Chief Financial Officer and Carrie Palin as Chief Marketing Officer. Splunk also announced the appointment of Board member Graham Smith, former CFO at Salesforce, as the Chairman of the Board of Directors, and welcomed Atlassian CTO Sri Viswanath to the Board.

•
Global Partner Summit: The company deepened relationships with strategic partners and announced a host of new updates that make it easier than ever for partners to be successful with Splunk at Global Partner Summit.

Financial Outlook

The company is providing the following guidance for its fiscal second quarter 2020 (ending July 31, 2019):

•	Total revenues are expected to be approximately $485 million.

•	Non-GAAP operating margin is expected to be approximately 3%.

The company is updating its previous guidance provided on February 28, 2019 for its fiscal year 2020 (ending January 31, 2020) as follows:

•	Total revenues are expected to be approximately $2.25 billion (was approximately $2.20 billion).

•	Non-GAAP operating margin is expected to be approximately 14% (unchanged from previous guidance).

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation and related employer payroll tax, and amortization of acquired intangible assets.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal first quarter 2020 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A replay of the call will be available through May 30, 2019 by dialing (855) 859-2056 and referencing Conference ID 1946609.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal second quarter and fiscal year 2020 in the paragraphs under “Financial Outlook” above and other statements regarding Splunk’s new products, innovations and product development, Splunk’s market opportunity, future growth, current momentum, strategy, expectations for Splunk’s industry and business, customer demand and penetration, Splunk’s partner relationships, customer success and expanding use of Splunk by customers. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations and through acquisitions; Splunk’s shift from sales of perpetual licenses in favor of sales of term licenses and subscription agreements for our cloud services; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to Splunk’s convertible notes; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in Splunk’s Annual Report on Form 10-K for the fiscal year ended January 31, 2019, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) helps organizations ask questions, get answers, take actions and achieve business outcomes from their data. Organizations use market-leading Splunk solutions with machine learning to monitor, investigate and act on all forms of business, IT, security, and Internet of Things data. Join millions of passionate users and try Splunk for free today.

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Splunk Cloud, Splunk Light and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2019 Splunk Inc. All rights reserved.

For more information, please contact:
Media Contact
Tom Stilwell
Splunk Inc.
press@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
IR@splunk.com

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,
	2019	2018
Revenues
License	$202,862	$138,975
Maintenance and services	221,988	172,664
Total revenues	424,850	311,639
Cost of revenues
License	5,682	5,124
Maintenance and services	90,141	72,846
Total cost of revenues	95,823	77,970
Gross profit	329,027	233,669
Operating expenses
Research and development	129,290	86,357
Sales and marketing	278,961	218,036
General and administrative	65,762	50,742
Total operating expenses	474,013	355,135
Operating loss	(144,986)	(121,466)
Interest and other income (expense), net
Interest income	16,346	3,187
Interest expense	(23,017)	(2,073)
Other income (expense), net	(539)	(135)
Total interest and other income (expense), net	(7,210)	979
Loss before income taxes	(152,196)	(120,487)
Income tax provision (benefit)	3,233	(1,988)
Net loss	$(155,429)	$(118,499)

Basic and diluted net loss per share	$(1.04)	$(0.83)

Weighted-average shares used in computing basic and diluted net loss per share	149,060	143,548

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30, 2019	January 31, 2019
Assets
Current assets
Cash and cash equivalents	$1,835,229	$1,876,165
Investments, current	840,215	881,220
Accounts receivable, net	285,300	469,658
Prepaid expenses and other current assets	79,102	73,197
Deferred commissions, current	74,976	78,223
Total current assets	3,114,822	3,378,463
Investments, non-current	146,159	110,588
Operating lease right-of-use assets	201,675	—
Property and equipment, net	89,615	158,276
Intangible assets, net	84,497	91,622
Goodwill	503,388	503,388
Deferred commissions, non-current	61,433	64,766
Other assets	205,155	193,140
Total assets	$4,406,744	$4,500,243
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$23,407	$20,418
Accrued compensation	163,284	226,061
Accrued expenses and other liabilities	155,145	125,641
Deferred revenue, current	631,732	673,018
Total current liabilities	973,568	1,045,138
Convertible senior notes, net	1,653,479	1,634,474
Operating lease liabilities	179,227	—
Deferred revenue, non-current	173,999	204,929
Other liabilities, non-current	445	95,245
Total non-current liabilities	2,007,150	1,934,648
Total liabilities	2,980,718	2,979,786
Stockholders’ equity
Common stock	150	149
Accumulated other comprehensive loss	(3,165)	(2,506)
Additional paid-in capital	2,809,273	2,754,858
Accumulated deficit	(1,380,232)	(1,232,044)
Total stockholders’ equity	1,426,026	1,520,457
Total liabilities and stockholders’ equity	$4,406,744	$4,500,243

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended April 30,
	2019	2018
Cash flows from operating activities
Net loss	$(155,429)	$(118,499)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,415	11,416
Amortization of deferred commissions	30,032	15,788
Amortization of investment premiums (accretion of discounts)	(2,859)	(176)
Amortization of debt discount and issuance costs	19,005	—
Stock-based compensation	123,063	94,621
Deferred income taxes	(20)	(239)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	184,358	195,576
Prepaid expenses and other assets	(17,900)	(23,299)
Deferred commissions	(23,452)	(14,716)
Accounts payable	2,925	(1,078)
Accrued compensation	(62,777)	(44,435)
Accrued expenses and other liabilities	(3,116)	(14,340)
Deferred revenue	(72,216)	(24,132)
Net cash provided by operating activities	35,029	76,487
Cash flows from investing activities
Purchases of investments	(289,425)	(22,875)
Maturities of investments	298,425	174,125
Acquisitions, net of cash acquired	—	(284,170)
Purchases of property and equipment	(14,900)	(2,296)
Other investment activities	(375)	(4,375)
Net cash used in investing activities	(6,275)	(139,591)
Cash flows from financing activities
Proceeds from the exercise of stock options	360	1,113
Taxes paid related to net share settlement of equity awards	(69,007)	(779)
Repayment of financing lease obligation	—	(589)
Net cash used in financing activities	(68,647)	(255)
Effect of exchange rate changes on cash and cash equivalents	(1,043)	(762)
Net decrease in cash and cash equivalents	(40,936)	(64,121)
Cash and cash equivalents at beginning of period	1,876,165	545,947
Cash and cash equivalents at end of period	$1,835,229	$481,826

Splunk Inc. | www.splunk.com

Splunk Inc.
Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP income tax provision (benefit), non-GAAP net income (loss) and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of acquired intangible assets, adjustments related to a financing lease obligation, acquisition-related adjustments, including the partial release of the valuation allowance due to acquisitions and non-cash interest expense related to convertible senior notes that was issued in the fiscal third quarter of 2019. The adjustments for the financing lease obligation are to reflect the expense Splunk would have recorded if its build-to-suit lease arrangement had been deemed an operating lease instead of a financing lease and is calculated as the net of actual ground lease expense, depreciation and interest expense over estimated straight-line rent expense. The non-GAAP financial measures are also adjusted for Splunk's estimated tax rate on non-GAAP income (loss). To determine the annual non-GAAP tax rate, Splunk evaluates a financial projection based on its non-GAAP results. The annual non-GAAP tax rate takes into account other factors including Splunk's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Splunk operates. The non-GAAP tax rate applied to the three months ended April 30, 2019 was 20%. Splunk will utilize this annual non-GAAP tax rate in fiscal 2020 and will provide updates to this rate on an annual basis, or more frequently if material changes occur. In addition, non-GAAP financial measures includes free cash flow, which represents cash from operations less purchases of property and equipment. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of acquired intangible assets, adjustments related to a financing lease obligation, acquisition-related adjustments, including the partial release of the valuation allowance due to acquisitions and non-cash interest expense related to convertible senior notes from the applicable non-GAAP financial measures because these expenses are considered by management to be outside of Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended April 30,
	2019	2018
Net cash provided by operating activities	$35,029	$76,487
Less purchases of property and equipment	(14,900)	(2,296)
Free cash flow (non-GAAP)	$20,129	$74,191
Net cash used in investing activities	$(6,275)	$(139,591)
Net cash used in financing activities	$(68,647)	$(255)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2019

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Non-cash interest expense related to convertible senior notes	Income tax effects related to non-GAAP adjustments (2)	Non-GAAP
Cost of revenues	$95,823	$(11,674)	$(5,922)	$—	$—	$78,227
Gross margin	77.4%	2.8%	1.4%	—%	—%	81.6%
Research and development	129,290	(43,445)	(249)	—	—	85,596
Sales and marketing	278,961	(53,403)	(955)	—	—	224,603
General and administrative	65,762	(21,546)	—	—	—	44,216
Operating loss	(144,986)	130,068	7,126	—	—	(7,792)
Operating margin	(34.1)%	30.6%	1.7%	—%	—%	(1.8)%
Income tax provision	3,233	—	—	—	(2,432)	801
Net income (loss)	$(155,429)	$130,068	$7,126	$19,005	$2,432	$3,202
Net income (loss) per share (1)	$(1.04)					$0.02
_________________________

(1)
GAAP net loss per share calculated based on 149,060 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 155,247 diluted weighted-average shares of common stock, which includes 6,367 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.

(2)	Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2018

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Acquisition-related adjustments		Income tax effects related to non-GAAP adjustments (4)	Non-GAAP
Cost of revenues	$77,970	$(9,549)	$(4,250)	$312		$—		$—	$64,483
Gross margin	75.0%	3.0%	1.4%	(0.1)%		—%		—%	79.3%
Research and development	86,357	(28,238)	(278)	489		—		—	58,330
Sales and marketing	218,036	(45,840)	(178)	1,170		—		—	173,188
General and administrative	50,742	(17,287)	—	234		(3,304)		—	30,385
Operating loss	(121,466)	100,914	4,706	(2,205)		3,304		—	(14,747)
Operating margin	(39.0)%	32.4%	1.5%	(0.7)%		1.1%		—%	(4.7)%
Income tax benefit	(1,988)	—	—	—		3,313	(3)	(3,665)	(2,340)
Net loss	$(118,499)	$100,914	$4,706	$(136)	(2)	$(9)		$3,665	$(9,359)
Net loss per share (1)	$(0.83)	$0.70	$0.03	$—		$—		$0.03	$(0.07)
_________________________

(1)	Calculated based on 143,548 basic and diluted weighted-average shares of common stock.

(2)	Includes $2.1 million of interest expense related to the financing lease obligation.

(3)	Represents the partial release of the valuation allowance due to acquisition.

(4)
Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 20%. Application of this annual effective tax rate to the non-GAAP pre-tax loss during the quarter resulted in a non-GAAP tax benefit, which was offset by future tax expense during fiscal 2019.

Splunk Inc. | www.splunk.com